COMPENSATION PLAN AGREEMENT

         This Compensation Plan Agreement (the "Agreement") is entered into this 30th day of August, 2000 by and between WatchOut! Inc., a Utah corporation (the "Company") and Andrew Farber, Esquire and Jeffrey Klein, Esquire, doing business as Farber & Klein, a partnership of professional associations (individually or collectively referred to herein as "Consultant").

         WHEREAS, Consultant is skilled in providing legal services, and has provided legal services to Company in the past;

         WHEREAS, the Company desires to continue to engage Consultant to provide legal services; and NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

         1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Agreement.

         2. Consultant shall assist the Company with the preparation of a third Registration Statement on Form S-8. Consultant will also assist the Company in connection with general securities law matters (excluding work on any other registration statement, private offering memorandum or securities based litigation) and matters regarding the possible acquisition by the Company of the assets of Cormax Business Solutions, Inc. for a period commencing on September 7, 2000 and ending on December 31, 2000. Any additional work will be dealt with on a case by case basis.


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         3.       In order to assist  Consultant  with its  duties,  the Company will  provide  Consultant  with  such  information,  as may be
                  required  by  Consultant.   Company  will  make  available  to
                  Consultant copies of all material agreements, notice of pending or threatened litigation and notice of all proposed press releases.

         4. In consideration of the services to be provided, Consultant shall receive a fee of up to 645,000 shares of the Company's common stock, subject to adjustment as set forth below. The Company will register these shares pursuant to a registration statement on Form S-8 (the "Form S-8"), which it intends to file no later than September 7, 2000. Costs will be invoiced and billed separately.

                           A) Upon registration of the Form S-8, the Company shall deliver to Consultant 455,000 freely trading shares of its common stock.

                           B) Should the Company effect a reverse split of its common shares at any time that Consultant (Farber or Klein) is a shareholder of the Company, the Company shall deliver to Consultant an additional 190,000 shares of its freely trading common stock.

         5. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, its successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential

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                  information  acquired during their term of this Agreement.  At the termination of this Agreement, or at any other time either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications,
                  formulae  or  other   documents   relating  to,   directly  or
                  indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit Consultant from engaging in any work at any time following his termination of this Agreement which does not conflict with the terms of this Agreement.

         6. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

          7. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Palm Beach, County Florida. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal.

         8. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in

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                  making proof of this Agreement to produce or account for more than one counterpart.

         IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

     CONSULTANT:                                    COMPANY:
                                                 WATCHOUT! INC.

                                               By:
------------------------                          -----------------------
Jeffrey Klein                                     Mel Broussard, President
                                                  For the Corporation

------------------------
Andrew Farber

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